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                                  Part IV


                                  Schedule VI


LOWE'S COMPANIES, INC. AND SUBSIDIARY COMPANIES
ACCUMULATED DEPRECIATION AND AMORTIZATION
(Thousands of Dollars)


                           Balance           Retirements,                Balance
                               at   Addition   Renewals         Net          at
       Year ended        Beginning   Charged        and   Transfers t     Close
    January 31, 1994     of Period  to IncomReplacements Other Assets   of Period
Buildings                 $99,942   $18,142      ($2,189)   ($17,013)    $98,882
Store & Office Equipment  107,544    49,404      (24,095)       (171)    132,682
Transportation Equipment   54,698     8,620      (10,747)          5      52,576
Leasehold Improvements     18,559     4,364       (1,284)     (8,991)     12,648
                         $280,743   $80,530     ($38,315)   ($26,170)   $296,788
                         ========  ========    =========   =========    ========

       Year ended
    January 31, 1993

Buildings                 $95,365   $16,671        ($864)   ($11,230)    $99,942


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Store & Office Equipment   91,331    38,597      (22,292)        (92)    107,544
Transportation Equipment   54,876    10,426      (10,604)                 54,698
Leasehold Improvements     15,263     4,126         (830)                 18,559
                         $256,835   $69,820     ($34,590)   ($11,322)   $280,743
                         ========  ========    =========   =========    ========

       Year ended
    January 31, 1992

Buildings                 $84,026   $16,007        ($169)    ($4,499)    $95,365
Store & Office Equipment   82,649    30,900      (21,831)       (387)     91,331
Transportation Equipment   55,383     8,799       (9,306)                 54,876
Leasehold Improvements     13,011     2,592         (340)                 15,263
                         $235,069   $58,298     ($31,646)    ($4,886)   $256,835
                         ========  ========    =========   =========    ========

The estimated depreciable lives, in years, of the Company's property are:  buildings, 20
40; store and office equipment, 3 to 10; transportation equipment, 5 to 7; leasehold improvements, generally the life of the related lease.

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